Exhibit 10.1

OVERSTOCK.COM, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of __________  __, 20__, by and between Overstock.com, Inc., a Delaware corporation (the “Company”), and ______________________ (“Indemnitee”).

RECITALS

A.            The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

B.            The Company’s Certificate of Incorporation and Bylaws, each as amended and in effect on the date hereof, permit the Company to indemnify its officers and directors to the maximum extent permitted under the Delaware General Corporation Law.

AGREEMENT

NOW, THEREFORE, in consideration for Indemnitee’s services as an officer or director of the Company and the mutual covenants and agreements set forth herein, the Company and Indemnitee hereby agree as follows:

1.             Indemnification.

(a)           Third Party Proceedings.  The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding (including, but not limited to, any alternative dispute resolution mechanism), whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company, as provided in Section 1(b), below) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in defending such action, suit or proceeding (including, but not limited to, any alternative dispute resolution mechanism) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)           Action or Suit By or in the Right of the Company.  The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)           Mandatory Payment of Expenses.  To the extent that Indemnitee has been successful on the merits or otherwise (including, without limitation, a dismissal with prejudice) in defense of any action, suit or proceeding referred to in Subsections (a) and (b) of this Section 1, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.

(d)           Advancement of Expenses.  The Company shall pay all expenses incurred by Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding referenced in subsections (a) or (b) hereof (but not amounts actually paid in settlement of any such action, suit or proceeding) in advance of the final disposition of such action, suit or proceeding.  Indemnitee hereby undertakes to repay such amounts advanced if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified, any determination made pursuant to Section 2(b) below that Indemnitee is not entitled to be indemnified by the Company shall not be binding with respect to the advancement of expenses by the Company and Indemnitee shall continue to be eligible to have expenses advanced under this Section 1(d) and shall not be required to reimburse the Company for any advance of expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).  The Company may require that Indemnitee furnish an additional written statement(s) prior to each advancement of expenses stating that Indemnitee undertakes to repay such amounts advanced if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company.

2.             Procedure.

(a)           Notice/Cooperation by Indemnitee.  Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified or have expenses advanced under this Agreement, give the

Company notice in writing as soon as practicable of any action, suit or proceeding or the threat of any action, suit or proceeding made against Indemnitee for which indemnification will or could be sought under this Agreement, but in no event later than seven (7) days after Indemnitee’s receipt of a summons, legal complaint or written notice of any such action, suit or proceeding.  Notice to the Company shall be given as provided in Section 9 below.  In addition, Indemnitee shall give the Company such information and cooperation as the Company may reasonably require and as shall be within Indemnitee’s power.

(b)           Authorization and Reviewing Party.

(i)            Authorization.   Any indemnification or advancement of expenses as set forth in Section 1 above (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of Indemnitee or advancement of expenses is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Sections 1(a) and 1(b) above.

(ii)           Reviewing Party.  The determination referenced in Section 2(b)(i) above shall be made, as selected by the Board of Directors, by either: (1) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if all of the directors are parties to such action, suit or proceeding, an Independent Counsel (as defined in Section 8 below) in a written opinion addressed to the Board of Directors and Indemnitee, or (4) the vote of the stockholders owning at least a majority of the Company’s outstanding Voting Securities (as defined in Section 8 below) on a fully-diluted basis.

(iii)          Reviewing Party following Change of Control.  Notwithstanding Section 2(b)(ii) above, upon and following a Change of Control (as defined in Section 8 below) (other than a Change of Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change of Control) the rights of Indemnitee to indemnification or advancement of expenses under this Agreement shall be determined by an Independent Counsel.  Such Independent Counsel, among other things, shall render its written opinion to the Company’s Board of Directors and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and the Company agrees to abide by such opinion.  The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.  Notwithstanding any other provision of this Agreement, the Company shall not be required to pay the fees and expenses of more than one Independent Counsel in connection with all matters concerning a single Indemnitee, and such Independent Counsel shall be the Independent Counsel for any or all other Indemnitees, if any, unless (i) the employment of separate counsel by one or more Indemnitees has been previously authorized by the Company in writing, or (ii) an Indemnitee shall have provided to the Company a written statement that such Indemnitee has reasonably concluded that there may be a conflict of interest between such Indemnitee and the other Indemnitees with respect to the matters arising under this Agreement.

(c)           Timing.  Subject to Section 2(b) above, any indemnification and advances provided for in Section 1 shall be made no later than thirty (30) days after receipt by the Company of a written request from Indemnitee requesting such indemnification or advancement of expenses pursuant to this Agreement.

(d)           No Presumptions.  In the event that any legal proceedings are instituted by Indemnitee under this Agreement to secure a determination that Indemnitee should be indemnified under this Agreement, it is the parties’ intention that the question of Indemnitee’s right to indemnification shall be for the courts to decide, and neither the failure of the Company (including its Board of Directors, or any committee or subgroup of the Board of Directors, the Independent Counsel or the Company’s stockholders) to have made a determination pursuant to Section 2(b) above that indemnification of Indemnitee is proper under the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination pursuant to Section 2(b) above that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.  Absent such legal proceedings by Indemnitee, any determination made pursuant to Section 2(b) above shall be conclusive and binding on the Company and Indemnitee.

(e)           Notice to Insurers.  If, at the time of the receipt of a notice of an action, suit or proceeding pursuant to Section 2(a) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such action, suit or proceeding to its insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter make all reasonable efforts to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit or proceeding in accordance with the terms of such policies.

(f)            Selection of Counsel.  In the event the Company shall be obligated to indemnify or advance expenses as set forth in Section 1 above, the Company shall be entitled to assume the defense of such action, suit or proceeding with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice and approval of such counsel by Indemnitee, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to the same action, suit or proceeding; provided, however, that if either (i) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (ii) after the approval of the retention of such counsel by Indemnitee, the Company shall not, in fact, have retained counsel to assume the defense of such proceeding within a reasonable time after Indemnitee’s approval, then Indemnitee shall notify the Company that it is again retaining its own counsel and the Company shall again be obligated to pay the fees and expenses of Indemnitee’s counsel to the extent not otherwise limited by any other section of this Agreement.  Notwithstanding this Section 2(f), Indemnitee may at any time retain its own counsel at its sole expense.

3.             Additional Indemnification Rights; Nonexclusivity.

(a)           Scope.  The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute.  In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement.  In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)           Nonexclusivity. The indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, the Delaware General Corporation Law, or otherwise, both as to action in Indemnitee’s official capacity and as to such action in another capacity while holding such office.  The indemnification and advancement of expenses provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

4.             Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or settlements actually or reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or settlements to which Indemnitee is entitled.

5.             Mutual Acknowledgement.  Both the Company and Indemnitee acknowledge that in certain instances, the laws of the United States or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise.  Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

6.             Liability Insurance.  To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer.  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance.

7.             Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)           Excluded Acts or Omissions.  (i) To indemnify Indemnitee for Indemnitee’s acts, omissions or transactions from which Indemnitee may not be indemnified under applicable law; or (ii) to indemnify Indemnitee for Indemnitee’s intentional acts or transactions in violation of the Company’s policies;

(b)           Claims Initiated by Indemnitee.  To indemnify or advance expenses to Indemnitee with respect to actions, suits or proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions, suits or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect, (ii) in specific cases, if the Board of Directors has approved the initiation or bringing of such action, suit or proceeding, or (iii) as otherwise required under Section 145 of the Delaware General Corporation Law, or successor statute, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be;

(c)           Lack of Good Faith.  To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such action, suit or proceeding was not made in good faith or was frivolous;

(d)           Insured Claims; No Duplicate Payments.  To indemnify Indemnitee or advance expenses to the extent that Indemnitee has otherwise already actually received payment of such amounts directly from any third party, including, but not limited to, insurance companies under liability insurance maintained by the Company; or

(e)           Claims Under Section 16(b).  To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor statute.

8.             Construction of Certain Phrases.

(a)           For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)           For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(c)           For purposes of this Agreement, a “Change of Control” shall be deemed to have occurred if the stockholders of the Company approve a merger or consolidation of the Company with or into any other corporation or entity other than a merger or consolidation which would result in the Voting Securities (as defined below) of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets; provided, however, that following the Company’s registration of the offering of any securities of the Company under the Securities Act of 1933, as amended, and during such period as the Company shall be subject to the reporting requirements of the Exchange Act, a “Change of Control” shall also be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (A) who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding Voting Securities (as defined below), increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person, or (B) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the total voting power represented by the Company’s then outstanding Voting Securities or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

(d)           For purposes of this Agreement, “Independent Counsel” shall mean an attorney or firm of attorneys who shall not have performed services for the Company or Indemnitee within the last three (3) years and who shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld).

(e)           For purposes of this Agreement, “Voting Securities” mean shall mean any securities of the Company that vote generally in the election of directors.

9.             Notice.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed received (i) if delivered by hand, on the date of such delivery, (ii) if mailed by United States certified or first-class mail, with postage prepaid and addressed to the recipient, on the third business day after the date postmarked and (iii) if sent by overnight Federal Express delivery or any other nationally-recognized overnight delivery service, on the next business day after having been deposited for delivery.  Addresses for notice to either party are as shown on the signature page of this Agreement, or such other address as a party to this Agreement shall have furnished to the other party in writing.  All notices, requests, demands or other communications under this Agreement addressed to the Company shall be directed to the attention of the Company’s Chief Executive Officer.

10.           Attorneys’ Fees.  In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, actually and reasonably incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous.  In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, actually and reasonably incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made by Indemnitee in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

11.           Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

12.           Choice of Law.  This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware, without regard to the conflict of law principles thereof.

13.           Consent to Exclusive Jurisdiction.  The Company and Indemnitee each hereby irrevocably consent to the exclusive jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware, which shall be the exclusive and only proper forum for adjudicating such claim.

14.           Integration and Entire Agreement.  This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

15.           Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.           Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

17.           Severability.  Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law.  The Company’s inability, pursuant to court order or applicable law, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law or public policy, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18.           Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

19.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

20.           No Construction as Employment Agreement.  Nothing contained in this Agreement shall be construed as giving Indemnitee any right to continued employment by the Company or any of its subsidiaries.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

OVERSTOCK.COM, INC.

By:
Signature of Authorized Signatory

Print Name and Title

Address:

AGREED TO AND ACCEPTED:

INDEMNITEE:

Signature

Print Name

Address: